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                                                                    EXHIBIT 99.4

                            THERMOLASE CORPORATION

                              OFFER TO EXCHANGE
  ONE UNIT CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE REDEMPTION RIGHT
                                   FOR EACH
                  ONE OUTSTANDING SHARE OF COMMON STOCK PLUS
              $3.00 (PAYABLE IN CASH OR SHARES OF COMMON STOCK)

                 NO MORE THAN 2,000,000 UNITS WILL BE ISSUED

                              ------------------

            REDEMPTION PAYMENTS GUARANTEED ON A SUBORDINATED BASIS
                        BY THERMO ELECTRON CORPORATION

                              ------------------

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THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 12:00 MIDNIGHT,
     NEW YORK CITY TIME, ON           , 1997, UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

     Enclosed for your consideration is an Offer to Exchange dated           ,
1997 (the "Offer to Exchange") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by ThermoLase Corporation, a Delaware corporation (the "Company"), to exchange one unit (a "Unit") consisting of one share of Common Stock, $0.01 par value per share, of the Company (the "Common Stock") and one redemption right (each, a "Redemption Right") for each outstanding share of Common Stock (each, a "Share"), plus an additional payment of $3.00 (the "Additional Payment"), validly tendered and accepted for exchange in the Offer. The Additional Payment may be made either (i) in cash (such cash payment being hereinafter referred to as the "Additional Cash Payment," and an exchange in which an Additional Cash Payment is made being hereinafter referred to as a "Share and Cash Exchange"), or (ii) by delivery to the Company of additional Shares having a value equal to the aggregate required Additional Payment (the Shares being tendered in satisfaction of the Additional Payment being hereinafter referred to as the "Additional Share Payment," and an exchange in which an Additional Share Payment is made being hereinafter referred to as a "Share Only Exchange"). Shares tendered in satisfaction of the Additional Share Payment will be valued at $20.25 per share; accordingly, for each Share tendered for exchange in a Share Only Exchange, the tendering shareholder will receive
 .871 Units. No fractional Units will be issued, and the number of Units issued will be rounded down to the nearest whole number. Shareholders may either make a Share and Cash Exchange or a Share Only Exchange, but not a combination thereof.

     No more than 2,000,000 Units will be issued. If the number of Shares and, if applicable, Additional Cash Payments validly tendered pursuant to the Offer and not withdrawn prior to the Expiration Date would result in the issuance of more than 2,000,000 Units, acceptances will be cut back pro rata (with adjustments to avoid issuance of fractional Units) based on the total number of Units that would have been issued to such tendering shareholders if no such cutback had been made.

     Each Redemption Right will entitle the holder thereof to sell the related share of Common Stock to the Company for $20.25 per share during the first 20 business days after the fourth anniversary of the Expiration Date. The Redemption Right will not detach or trade separately from the related share of Common Stock (but instead will trade together with the related share of Common Stock as a Unit) and will expire and become worthless if the closing price of the Company's Common Stock is at least $26.00 for 20 of any 30 consecutive trading days after the Expiration Date (as defined in the Offer to Exchange). In the event of the expiration of the Redemption Right, each Unit will automatically become, and
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will trade as, one share of Common Stock. The Company's obligations under the
Redemption Rights will be guaranteed on a subordinated basis by Thermo Electron Corporation, the Company's ultimate parent corporation.

     We are the holder of record of shares of Common Stock held by us for your account. A TENDER OF SUCH SHARES OF COMMON STOCK CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF COMMON STOCK HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the shares of Common Stock held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

     1. The Offer is to exchange one Unit, consisting of one share of Common Stock and one Redemption Right, for each one outstanding share of Common Stock plus an additional payment of $3.00, payable either in cash or in additional shares of Common Stock, but not a combination thereof.

     2. The Offer, withdrawal rights and proration period will expire at 12:00
        midnight, New York City time, on           , 1997, unless the Offer is
        extended.

     3. No more than 2,000,000 Units will be issued.

     4. The Offer is subject to certain conditions, including there being validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares and, if applicable, related Additional Cash Payments as would result in the issuance of at least 500,000 Units, and the listing of the Units on the American Stock Exchange, subject to official notice of issuance.

     5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the exchange of Shares and, if applicable, Additional Cash Payments pursuant to the Offer.

     6. In all cases, delivery of Units in exchange for Shares and, if applicable, Additional Cash Payments tendered and accepted for exchange pursuant to the Offer will be made only after timely receipt by American Stock Transfer & Trust Company (the "Exchange Agent") of (i) certificates representing tendered Shares, or timely confirmation of a book-entry transfer of such Shares into the Exchange Agent's account at one of the Book Entry Transfer Facilities (as defined in the Offer to Exchange) pursuant to the procedures set forth in the Offer to Exchange,
        (ii) a certified or official bank check made payable to the Exchange Agent or wire transfer in the amount of the Additional Cash Payment, if applicable, and (iii) a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), and any other documents required by the Letter of Transmittal.

     The Offer is being made solely by the Offer to Exchange and the related Letter of Transmittal and is being made to all holders of shares of Common Stock. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of shares of Common Stock in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish to have us tender any or all of the shares of Common Stock held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your shares of Common Stock, all such shares of Common Stock will be tendered unless otherwise specified in such instruction form.

     YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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                        INSTRUCTIONS WITH RESPECT TO THE
                               OFFER TO EXCHANGE
   ONE UNIT CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE REDEMPTION RIGHT
                                    FOR EACH
                   ONE OUTSTANDING SHARE OF COMMON STOCK PLUS
               $3.00 (PAYABLE IN CASH OR SHARES OF COMMON STOCK)
                                       OF

                             THERMOLASE CORPORATION

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer
to Exchange dated           , 1997 (the "Offer to Exchange") and the related
Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") pursuant to an offer by ThermoLase Corporation, a Delaware corporation, to exchange one unit (a "Unit") consisting of one share of Common Stock, $0.01 par value per share, of the Company (the "Common Stock") and one redemption right (each, a "Redemption Right") for each outstanding share of Common Stock (each, a "Share"), plus an additional payment of $3.00 (the "Additional Payment"), payable either (i) in cash (such payment being hereinafter referred to as the "Additional Cash Payment," and an exchange in which an Additional Cash Payment is made being hereinafter referred to as a "Share and Cash Exchange") or (ii) in additional shares of Common Stock (the Shares tendered in satisfaction of the Additional Payment being hereinafter referred to as the "Additional Share Payment," and an exchange in which an Additional Share Payment is made being hereinafter referred to as a "Share Only Exchange") validly tendered and accepted for exchange in the Offer. Shares tendered in satisfaction of the Additional Share Payment are valued at $20.25 per share. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Offer to Exchange.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

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   I.    Number of Shares to be Tendered*:
                                          ------------------------------------

   II. Amount of cash enclosed herewith in satisfaction of the Additional Cash Payment**:
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         Payment made via (check appropriate box):

         [ ] Certified or official bank check made payable to the Exchange
             Agent and enclosed herewith.

         [ ] Wire transfer pursuant to the instructions contained in the Letter of Transmittal.

   III.  Number of Units requested***:
                                      ----------------------------------------

   Dated:         , 1997
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  * Unless otherwise indicated, it will be assumed that all of the shares of
    Common Stock held by us for your account are to be tendered.

 ** Additional Cash Payment to be made only in a Share and Cash Exchange. In the event that you desire to make a Share and Cash Exchange but your Additional Cash Payment is insufficient with respect to the number of Shares designated or would result in the tendering of a fractional share, the number of Shares deemed tendered shall be the maximum number which may be tendered based on the Additional Cash Payment actually received. In the event that no Additional Cash Payment is designated, you will be deemed to have made a Share Only Exchange.

*** Equals one Unit for every Share plus $3.00 cash tendered in a Share and Cash
    Exchange and .871 Units for every Share tendered in a Share Only Exchange, rounded down to the nearest whole number of Units. The actual issuance of Units is subject to the terms and conditions set forth in the Offer to Exchange.

    SHAREHOLDERS MAY EITHER MAKE A SHARE AND CASH EXCHANGE OR A SHARE ONLY EXCHANGE, BUT NOT A COMBINATION THEREOF.
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                                   SIGN HERE
   Signature(s):
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   Please type or print name(s):
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   Address:
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   Area Code and Telephone Number:
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   Tax Identification or Social Security Number:
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